Exhibit 99.1

Serve Robotics Secures $86 Million in New Financing in December, Solidifying Liquidity Position to Transform Last-Mile Delivery

New capital brings total raised in 2024 to $167 million

SAN FRANCISCO (Jan. 6, 2025) — Serve Robotics Inc. (“Serve” or the “Company”) (Nasdaq: SERV), a leading autonomous delivery company, today announced that it raised gross proceeds of $86 million during December 2024, bringing total gross proceeds raised in 2024 to $167 million. Since its spinout from Uber in 2021, the Company has secured approximately $220 million in total funding. The additional December 2024 funding includes proceeds raised through Serve’s previously filed ATM facility and the exercise of warrants. As of December 31, 2024, Serve had a total of approximately 51.5 million shares of common stock issued and outstanding.

This infusion of capital significantly strengthens Serve’s financial position, extending its expected operational runway approximately through the end of 2026. Serve is now able to self-fund equipment investments, eliminating the near-term need for equipment financing and its associated servicing costs. By preserving balance sheet flexibility and optimizing its cost of capital with efficient, lower cost funding solutions, the Company is well-positioned to support strategic initiatives and invest in further advancing its technology leadership.

The successful fundraising in 2024 underscores Serve’s position as a leader in transforming last-mile delivery, as the Company aims to ramp up production of its third-generation robots and prepares to enter several new markets.

“This liquidity position reflects strong confidence in our vision and market potential,” said Brian Read, Chief Financial Officer of Serve Robotics. “Looking ahead, we believe we are well-positioned to continue to scale our operations and enter new markets in 2025 and beyond.”

About Serve Robotics

Serve Robotics develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed tens of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots on the Uber Eats platform across multiple U.S. markets.

For further information about Serve Robotics (Nasdaq:SERV), please visit www.serverobotics.com or follow us on social media via X (Twitter), Instagram, or LinkedIn @serverobotics.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Serve intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. These forward-looking statements can be about future events, including statements regarding Serve’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Serve’s expectations with respect to the financial and operating performance of its business, its capital position, and future growth. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in Serve’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (the “SEC”) and in its subsequent filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Serve undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Media

Malory Van Guilder

Skyya PR for Serve Robotics

serve@skyya.com

651.335.0585

Investor Relations

investor.relations@serverobotics.com